UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 12, 2017

EVERGREEN-AGRA, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-53902	98-0460379
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

19800 MacArthur suite 300, Irvine CA, USA 92612

(Address of Principal Executive Offices)
(Zip Code)

604.764.7646

(Registrant's telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

Effective January 12, 2017, The Issuer has not ratified Mr. Jonas LaForge’s as Chief Operating Officer of the Company and Mr. LaForge’s as a director of the Company.

Mr. LaForge has other business obligations pre-dating his election to the company that will now require his full attention as his business has expanded exponentially. The Issuer’s Board supports his decision.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective January 12, 2017, The Issuer has accepted the resignation of Matthew Rhoden as Chief Executive Officer of the Company and Mr. Rhoden as a director of the Company.

Mr. Rhoden has other business obligations pre-dating his election to the company that will now require his full attention as his business has expanded exponentially. The Issuer’s Board supports his decision.

Rene Hamouth	President

Todd Hazlewood	CFO
Paolo Galido	CIO
Facundo I. Bacardi	Advisor

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Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERGREEN-AGRA, INC.

Date: January 12, 2017	By:	/s/ Rene Hamouth
Rene Hamouth President / Chairman of the Board

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